Exhibit 3.8

GOGOLD RESOURCES INC.

Notice of Annual and Special Meeting of Shareholders

and

Management Information Circular

Meeting Date: March 26, 2013 at 5:30 p.m. (AST)

The Halifax Club, 1682 Hollis Street

Halifax, Nova Scotia, B3J 2R7

February 22, 2013

GOGOLD RESOURCES INC.

2000 Barrington Street, Suite 1301, Halifax, Nova Scotia B3J 3K1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT:

The annual and special meeting (“Meeting”) of the shareholders (“Shareholders”) of GoGold Resources Inc. (“Corporation”) will be held at The Halifax Club, 1682 Hollis Street, Halifax, Nova Scotia on March 26, 2013 at 5:30 p.m. (AST) for the following purposes:

(a)

to receive the financial statements of the Corporation for the year ended September 30, 2012, together with the report of the Auditor thereon. No vote by Shareholders with respect to the financial statements is required or proposed to be taken;

(b)	to elect directors of the Corporation for the forthcoming year;

(c)	to appoint the Auditor of the Corporation for the forthcoming year and to authorize the directors to fix the Auditor’s remuneration;

(d)	to ratify, confirm and approve the amended and restated incentive stock option plan of the Corporation;

(e)

to approve a special resolution amending the articles of the Corporation to permit the board of directors of the Corporation to appoint one or more additional directors in accordance with the Canada Business Corporations Act; and

(f)	to transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters proposed to be put before the Meeting are set forth in the management information circular (“Circular”) accompanying and forming part of this notice of meeting.

Only Shareholders of record as of the close of business on February 19, 2013 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting as a Registered Shareholder, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend the Meeting. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by Registered Shareholders must be received by the Corporation’s transfer agent, Computershare Investor Services Inc., not later than March 22, 2013. A Registered Shareholder must return the completed proxy to Computershare Investor Services Inc., as follows:

(a)	by mail in the enclosed envelope;

(b)	by the Internet or telephone as described on the enclosed proxy; or

(c)	by registered mail, by hand or by courier to the attention of Computershare Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

Non-Registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by Non-Registered Shareholders can be found on page 2 of the attached Circular.

If you receive more than one proxy or voting instruction form, as the case may be, for the Meeting, it is because your shares are registered in more than one name. To ensure that all of your shares are voted you should sign and return all proxies and voting instruction forms that you receive.

DATED at Halifax, in the Halifax Regional Municipality, Nova Scotia, as of the 22nd day of February, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Terence Coughlan”
President and Chief Executive Officer

GOGOLD RESOURCES INC.

MANAGEMENT INFORMATION CIRCULAR

TABLE OF CONTENTS

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING	1
Solicitation of Proxies	1
Appointment and Revocation of Proxies	1
General	1
Registered Shareholders	1
Non-Registered Shareholders	2
Meeting Materials Received by OBOs from Intermediaries	2
Meeting Materials Received by NOBOs from the Corporation	3
Notice-and-Access	3
Exercise of Proxies	3
Voting Shares	4
Quorum	4
Principal Shareholders	4
BUSINESS TO BE TRANSACTED AT THE MEETING	4
Financial Statements	4
Election of Directors	5
Majority Voting Policy	7
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	7
Appointment of Auditor	8
Approval of Amended and Restated Incentive Stock Option Plan	8
Introduction	8
“Rolling” Maximum Reserve	8
Other Terms	9
Existing Stock Options	10
Approval of the Plan	10
Amendment of Articles – Additional Directors	11
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON	11
EXECUTIVE COMPENSATION	11
Named Executive Officers	11
Currency	12
Objectives of the Corporation’s Compensation Strategy	12
Elements of Compensation	12
Base Cash Compensation or Consulting Fees	12
Non-Cash Option-Based Awards	12
Benefits	13
Cash Based Bonus Awards	13
Use of Financial Instruments	13
Risk Assessment	13
Summary Compensation Table	14
Incentive Plan Awards	15
Outstanding Option-Based Awards and Share-Based Awards	15
Incentive Plan Awards—Value Vested or Earned During 2012	15
Contracts	15
Termination and Change of Control Benefits	15
Board Compensation	16
Performance Graph	17
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	18
Stock Option Plan	18
INDEBTEDNESS OF DIRECTORS AND OFFICERS	18
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	19
MANAGEMENT CONTRACTS	19

- ii -

CORPORATE GOVERNANCE	19
Board of Directors	19
Directorships	20
Board Mandate	20
Position Descriptions	21
Orientation and Continuing Education	21
Ethical Business Conduct	21
Nomination of Directors	21
Compensation Committee	22
Audit Committee	22
Audit Committee Charter	22
Composition of Audit Committee & Relevant Education and Experience	22
Audit Committee Oversight	22
Pre-Approval Policies and Procedures	22
External Auditor Service Fees	23
Other Board Committees	23
Assessments	23
PROPOSALS BY SHAREHOLDERS	23
ADDITIONAL INFORMATION	23
APPROVAL OF CIRCULAR	24

Schedule “A” – Majority Voting Policy
Schedule “B” – Shareholders’ Resolution Regarding Incentive Stock Option Plan
Schedule “C” – Special Resolution to Amend Articles – Additional Directors
Schedule “D” – Charter of the Board of Directors
Schedule “E” – Audit Committee Charter

GOGOLD RESOURCES INC.

MANAGEMENT INFORMATION CIRCULAR (as at February 22, 2013, except as indicated)

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

THIS MANAGEMENT INFORMATION CIRCULAR (“CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT OF GOGOLD RESOURCES INC. (“Corporation”) for use at the annual and special meeting of the shareholders of the Corporation (“Shareholders”) to be held at the Halifax Club, 1682 Hollis Street, Halifax, Nova Scotia, B3J 2R7, on Tuesday, March 26, 2013 at 5:30 p.m. (AST) (“Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting (“Notice of Meeting”).

Solicitation of Proxies

Solicitation of proxies will be primarily by mail, but may also be by telephone or other means of communication by the directors, officers, employees or agents of the Corporation at nominal cost. All costs of solicitation will be paid by the Corporation. The Corporation will also pay the fees and costs of intermediaries for their services in transmitting proxy-related material in accordance with National Instrument 54-101, Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”).

Appointment and Revocation of Proxies

General

Shareholders of the Corporation may be “Registered Shareholders” or “Non-Registered Shareholders”. If common shares of the Corporation (“Common Shares”) are registered in the Shareholder’s name, they are said to be owned by a “Registered Shareholder”. If Common Shares are registered in the name of an intermediary and not registered in the Shareholder’s name, they are said to be owned by a “Non-Registered Shareholder”. An intermediary is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates. The instructions provided below set forth the different procedures for voting Common Shares at the Meeting to be followed by Registered Shareholders and Non-Registered Shareholders.

The persons named in the enclosed instrument appointing proxy are officers and directors of the Corporation. Each Shareholder has the right to appoint a person or company (who need not be a Shareholder) to attend and act for him or her at the Meeting other than the persons designated in the enclosed form of proxy. Shareholders who have given a proxy also have the right to revoke it insofar as it has not been exercised. The right to appoint an alternate proxyholder and the right to revoke a proxy may be exercised by following the procedures set out below under “Registered Shareholders” or “Non-Registered Shareholders”, as applicable.

If any Shareholder receives more than one (1) proxy or voting instruction form, it is because that Shareholder’s shares are registered in more than one name. In such cases, Shareholders should sign and submit all proxies or voting instruction forms received by them in accordance with the instructions provided.

Registered Shareholders

Registered Shareholders have two (2) methods by which they can vote their Common Shares at the Meeting, namely in person or by proxy. To assure representation at the Meeting, Registered Shareholders are encouraged to return the proxy included with this Circular. Sending in a proxy will not prevent a Registered Shareholder from voting in person at the Meeting. The vote will be taken and counted at the Meeting. Registered Shareholders who do not plan to attend the Meeting or who do not wish to vote in person can vote by proxy.

Proxies must be received by the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”), not later than March 22, 2013. A Registered Shareholder must return the completed proxy to Computershare Investor Services Inc., as follows:

(a)	by mail in the enclosed envelope; or

(b)	by the Internet or telephone as described on the enclosed proxy; or

(c)	by registered mail, by hand or by courier to the attention of Computershare Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

To exercise the right to appoint a person or company to attend and act for a Registered Shareholder at the Meeting, such Shareholder must strike out the names of the persons designated on the enclosed instrument appointing a proxy and insert the name of the alternate appointee in the blank space provided for that purpose.

To exercise the right to revoke a proxy, in addition to any other manner permitted by law, a Shareholder who has given a proxy may revoke it by instrument in writing, executed by the Shareholder or his or her attorney authorized in writing, or if the Shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited: (i) at the registered office of the Corporation, c/o JessomeLaw, Suite 2108, 1969 Upper Water Street, Halifax, Nova Scotia, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or at any adjournment thereof, or (ii) with the chairman of the Meeting on the date of the Meeting, or at any adjournment thereof, and upon either of such deposits the proxy is revoked.

Non-Registered Shareholders

Non-Registered Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Non-Registered Shareholders who have objected to their intermediary disclosing the ownership information about themselves to the Corporation are referred to as “OBOs”.

In accordance with the requirements of NI 54-101, the Corporation is sending the Notice of Meeting, this Circular, and either the voting instructions form (“VIF”) or the form of proxy, as applicable, (collectively, the “Meeting Materials”) directly to the NOBOs and indirectly, through intermediaries, to the OBOs. The Corporation will also pay the fees and costs of intermediaries for their services in delivering Meeting Materials to OBOs in accordance with NI 54-101.

Meeting Materials Received by OBOs from Intermediaries

The Corporation has distributed copies of the Meeting Materials to intermediaries for distribution to OBOs. Intermediaries are required to deliver these materials to all OBOs of the Corporation who have not waived their rights to receive these materials, and to seek instructions as to how to vote the Common Shares. Often, intermediaries will use a service company (such as Broadridge Financial Solutions, Inc.) to forward the Meeting Materials to OBOs.

OBOs who receive Meeting Materials will typically be given the ability to provide voting instructions in one of two ways:

(a)

Usually, an OBO will be given a VIF which must be completed and signed by the OBO in accordance with the instructions provided by the intermediary. In this case, the mechanisms described above for Registered Shareholders cannot be used and the instructions provided by the intermediary must be followed.

(b)

Occasionally, an OBO may be given a proxy that has already been signed by the intermediary. This form of proxy is restricted to the number of Common Shares owned by the OBO but is otherwise not completed. This form of proxy does not need to be signed by the OBO but must be completed by the OBO and returned to Computershare Investor Services Inc. in the manner described above for Registered Shareholders.

The purpose of these procedures is to allow OBOs to direct the proxy voting of the Common Shares that they own but that are not registered in their name. Should an OBO who receives either a form of proxy or a VIF wish to attend and vote at the Meeting in person (or have another person attend and vote on his or her behalf), the OBO should strike out the persons named in the form of proxy as the proxy holder and insert the OBO’s (or such other person’s) name in the blank space provided or, in the case of a VIF, follow the instructions provided by the intermediary. In either case, OBOs who received Meeting Materials from their intermediary should carefully follow the instructions provided by the intermediary.

To exercise the right to revoke a proxy, an OBO who has completed a proxy (or a VIF, as applicable) should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the OBO with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such “non-votes” will, however, be counted in determining whether there is a quorum.

Meeting Materials Received by NOBOs from the Corporation

As permitted under NI 54-101, the Corporation has used a NOBO list to send the Meeting Materials directly to the NOBOs whose names appear on that list. If you are a NOBO and the Corporation’s transfer agent, Computershare, has sent these materials directly to you, your name and address and information about your holdings of Common Shares of the Corporation have been obtained from the intermediary holding such shares on your behalf in accordance with applicable securities regulatory requirements.

As a result, any NOBO of the Corporation can expect to receive a scannable VIF from Computershare. Please complete and return the VIF to Computershare in the envelope provided. Computershare will tabulate the results of the VIFs received from the Corporation’s NOBOs and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIF’s received by Computershare.

By choosing to send these materials to you directly, the Corporation (and not the intermediary holding Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. The intermediary holding Common Shares on your behalf has appointed you as the proxyholder of such Common Shares, and therefore you can provide your voting instructions by completing the proxy included with this Circular in the same way as a Registered Shareholder. Please refer to the information under the heading “Registered Shareholders” for a description of the procedure to return a proxy, your right to appoint another person or company as your proxy to attend the Meeting, and your right to revoke the proxy.

Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker, a Non-Registered Shareholder may attend the Meeting as proxyholder for the Registered Shareholder and vote the Common Shares in that capacity. Non-Registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the Registered Shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

Notice-and-Access

The Corporation is not sending the Meeting Materials to Registered Shareholders or Non-Registered Shareholders using notice-and-access delivery procedures defined under NI 54-101 and National Instrument 51-102, Continuous Disclosure Obligations.

Exercise of Proxies

Where a choice is specified, the Common Shares represented by proxy will be voted for, withheld from voting or voted against, as directed, on any poll or ballot that may be called. Where no choice is specified, the proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy. The proxy also confers discretionary authority to vote for, withhold from voting, or vote against amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting.

Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business that will be presented at the Meeting other than that referred to in the Notice of Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed instrument appointing proxy to vote in accordance with the recommendations of management of the Corporation.

Voting Shares

The authorized capital of the Corporation consists of an unlimited number of Common Shares, of which 128,288,331 are issued and outstanding as of the date hereof.

The board of directors of the Corporation (the “Board” or “Board of Directors”) has fixed the record date for the Meeting as the close of business on February 19, 2013 (the “Record Date”). Only Shareholders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. Shareholders entitled to vote shall have one (1) vote each on a show of hands and one (1) vote per Common Share on a poll.

Quorum

Two persons present in person or by proxy and each entitled to vote at a meeting of Shareholders shall constitute a quorum for the transaction of business at the Meeting.

Principal Shareholders

As of the date of this Circular, to the knowledge of the directors and executive officers of the Corporation, no one shareholder owns, or exercises control or direction over, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation, except the following:

Name of Beneficial Owner	Number of Common Shares(1)	Percentage of Class(2)
Oak Run Precious Metals Fund Ltd.	20,000,000	15.6%
Fred George	23,576,050	18.4%

Notes:

(1)	Based on public filings with securities regulatory authorities in Canada.
(2)	Calculated on the basis of 128,288,331 outstanding Common Shares as of the date of this Circular.

BUSINESS TO BE TRANSACTED AT THE MEETING

Financial Statements

The financial statements of the Corporation, the Auditor’s report thereon and management’s discussion and analysis for the fiscal year ended September 30, 2012, which were mailed to Shareholders and filed on SEDAR at www.sedar.com, will be presented to the Shareholders at the Meeting.

Election of Directors

The Articles of the Corporation provide that the size of the Board must consist of not less than one (1) director and not more than ten (10) directors. There are currently four (4) directors.

The persons named in the table that follows are, with the exception of Dana Hatfield, the current directors of the Corporation. All proposed nominees have confirmed their willingness to serve as directors if elected and are, in the opinion of management, well-qualified to direct the Corporation’s activities for the ensuing year. The term of office of each director elected will be until the next annual meeting of the Shareholders or until the position is otherwise vacated.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted for the election of the nominees whose names are set forth below. Management does not contemplate that any of these proposed nominees will be unable to serve as a director of the Corporation, but if that should occur for any reason prior to the Meeting, the persons designated in the enclosed instrument appointing proxy will have the right to use their discretion in voting for a properly qualified substitute.

Name and Residence of Proposed Directors and Present Positions Held	Director Since	Principal Occupation	Number of Common Shares Owned, Controlled or Directed

Terence Coughlan, P.Geo(3)(5) Nova Scotia, Canada President, Chief Executive Officer and Director	January 18, 2008

Terence Coughlan holds a B.Sc. (geology) degree from St. Mary’s University (1987) and has been actively involved in the mineral resource industry since 1984. Mr. Coughlan was director of Gammon Gold Inc. (now AuRico Gold Inc.), a mineral exploration company which trades on the TSX and the New York Stock Exchange, and served as Vice President and Director of that company from 1997 to December 2003. Mr. Coughlan was Vice President of Acadian Mining Corporation from 2003 to February, 2010 and a director of Acadian Mining Corporation from 2003 until November, 2009. Mr. Coughlan was a Director of Royal Roads Corp. from August, 2008 to February, 2010 and is a qualified person as defined by National Instrument 43-101, Standards of Disclosure for Mineral Projects.

2,435,333(6)

Phillip Gaunce, CA (2)(3)(4) Nova Scotia, Canada Director	July 31, 2009

Since 1995, Phillip Gaunce has been the President of Bell & Grant Insurance, an Atlantic Canada based insurance brokerage. Mr. Gaunce currently sits on the Board of Governors at Saint Mary’s University. Mr. Gaunce was a board member at the IWK Health Centre from September, 2001 to 2007 where he served on the Audit Committee from April, 2003 to September, 2007. Mr. Gaunce was also on the Audit Committee for the IWK Foundation from October, 2008 to September 2012. Mr. Gaunce has been a board member and audit committee member for RediShred Capital Corp. since October, 2006. Mr Gaunce received his Bachelor of Commerce degree from Saint Mary’s University in 1984 and his CA designation in 1986.

1,500,000(7)

Name and Residence of Proposed Directors and Present Positions Held	Director Since	Principal Occupation	Number of Common Shares Owned, Controlled or Directed

George Waye, FCA (2)(3)(4) Halifax, Nova Scotia Director	July 23, 2010

George Waye is a retired partner of Ernst & Young LLP where he provided services to significant public and private sector clients in various industries and sectors with operations around the world. He is a current or former member of the Institutes of Chartered Accountants of Canada in Nova Scotia, British Columbia, Newfoundland and Labrador, New Brunswick, Prince Edward Island and Quebec. Mr. Waye has lectured at McGill University, as well as for provincial institutes of chartered accountants. Mr. Waye received his Bachelor of Commerce degree from Dalhousie University in 1970, his CA designation in 1972 and was awarded his FCA designation in 2002.

259,000(8)

Terrence R. Cooper, Q.C. (2)(4) Halifax, Nova Scotia Director	January 22, 2013

Mr. Cooper has been practicing law in Nova Scotia for the past forty years. He served as a solicitor with the Nova Scotia Department of the Attorney General prior to co-founding the law firm of Cooper & McDonald in Halifax. He has been a lawyer with the law firm of Boyne Clarke in Dartmouth, Nova Scotia since 2007 and also acts as a per diem Crown Attorney. Mr. Cooper holds a B.A. from Saint Mary’s University and his B.Ed. and LL.B. from Dalhousie University. He is a former member of the Canadian Bar Association and the American Trial Lawyers’ Association.

Mr. Cooper served as an independent director of AuRico Gold Inc. from April 27, 2009 until October 26, 2011. During his tenure with AuRico Gold, Mr. Cooper served as Chairman of the Nominating & Corporate Governance Committee and as a member of the Audit Committee.

34,300(9)

Dana Hatfield, CA(5) Nova Scotia, Canada Chief Financial Officer	-

Prior to joining the Corporation, Mr. Hatfield served as Chief Financial Officer for Brigus Gold Corp. from 2011 to 2012, Senior Vice President Finance for AuRico Gold Inc. from 2007 to 2011 and Director of Finance with the Eastern Canada division of Sysco Corporation from 2004 to 2007, where Mr. Hatfield oversaw financial reporting, internal controls, budgeting and planning, equity and debt financings, and all operational finance functions. Prior to this he was a Senior Manager with an international accounting firm advising various public companies on Canadian and US stock exchange regulations, equity financings, and general financial management. Mr. Hatfield is a Chartered Accountant and has a Bachelor of Commerce degree from Dalhousie University in Halifax, Nova Scotia.

45,500

Notes:

(1)	The information as to shareholdings was provided by the nominees as of February 18, 2013.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Corporate Governance Committee.
(5)	Member of Disclosure Policy Committee.
(6)	Includes 2,402,000 Common Shares registered in the name of 3213897 Nova Scotia Limited, a company controlled by Mr. Coughlan.
(7)	Includes 200,000 Common Shares registered in the name of PLG Ventures Limited, a company controlled by Mr. Gaunce and an additional 160,000 Common Shares beneficially owned by Mr. Gaunce’s spouse.
(8)	Includes 42,800 Common Shares beneficially owned by Mr. Waye’s spouse.
(9)	The Common Shares are registered in the name of TRC Investments Limited, a company controlled by Mr. Cooper.

Majority Voting Policy

The Corporation adopted a majority voting policy on February 22, 2013 (the “Policy”). The Policy requires that any nominee for director who receives a greater number of votes “withheld” than “for” his or her election shall promptly tender his or her resignation to the Chairman of the Board following the meeting. This policy applies only to uncontested elections, meaning elections where the number of nominees for director is equal to the number of directors to be elected.

The Corporate Governance Committee shall consider the resignation in accordance with the Policy and recommend to the Board whether or not it should be accepted. Resignations shall be expected to be accepted except in situations where extenuating circumstances would warrant the applicable director to continue to serve as a member of the Board. The Board of Directors shall disclose its election decision, via press release, within 90 days of the applicable meeting of Shareholders. If a resignation is accepted, the Board of Directors may appoint a new director to fill any vacancy created by resignation, subject to the amendment of the articles of the Corporation described in this Circular. A copy of the Policy is attached to this Circular as Schedule “A”.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as set forth below, no proposed director of the Corporation:

(a)

is, as at the date of this Circular, or has been within the ten years before the date of this Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within the ten years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Terry Coughlan was a director of ScoZinc Limited (“ScoZinc”) from December 2006 to December 2008. ScoZinc was subject to an order of the Supreme Court of Nova Scotia (“Court”) with respect to a proceeding under the Companies’ Creditors Arrangement Act dated December 22, 2008. ScoZinc’s plan of arrangement (“ScoZinc Plan”) was accepted at a meeting of its creditors held on May 21, 2009 and was ratified by the Court on May 21, 2009. The conditions precedent to the implementation of the ScoZinc Plan have all been met or waived and all affected creditors have been paid in accordance with the terms of the ScoZinc Plan. The implementation of the ScoZinc Plan has been discharged.

No proposed director is, as at the date of this Circular, or was within ten years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation) that:

(a)	was subject to an Order that was issued while such person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to an Order that was issued after such person ceased to be a director, chief executive officer or chief financial officer and which resulted from an event while that person was acting in the capacity as director, chief executive officer or chief financial officer, nor has any proposed director been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

For the purposes of the foregoing, an “Order” means a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation and, in each case, that was in effect for a period of more than 30 consecutive days.

Appointment of Auditor

KPMG LLP, Chartered Accountants of Halifax, Nova Scotia (“KPMG”) has been the Auditor of the Corporation since its incorporation on January 18, 2008. The Corporation has determined to propose to the Shareholders the re-appointment of KPMG as Auditor of the Corporation.

The Audit Committee of the Corporation and the Board recommend to the Shareholders the re-appointment of KPMG as Auditor of the Corporation. The Shareholders will be asked at the Meeting to vote for the appointment of KPMG as Auditor of the Corporation to hold office until the next annual meeting of Shareholders, at a remuneration to be fixed by the Board.

It is intended that all proxies received will be voted in favour of the appointment of KPMG as Auditor of the Corporation, unless a proxy contains instructions to withhold the same from voting. Greater than 50% of the votes of Shareholders present in person or by proxy are required to approve the appointment of KPMG as Auditor of the Corporation.

Approval of Amended and Restated Incentive Stock Option Plan

Introduction

At the annual and special meeting of Shareholders on March 26, 2012, the Shareholders approved a 10% “rolling” incentive stock option plan, as amended. In connection with the Corporation’s graduation from the TSX Venture Exchange (“TSX-V”) and the listing of the Common Shares on the Toronto Stock Exchange (“TSX”) as of January 22, 2013, the Corporation wishes to adopt an amended and restated incentive stock option plan (the “Plan”) for the Corporation which satisfies the rules and policies of the TSX, in the form attached to this Circular as Appendix 1 to Schedule “B”.

The purpose of the Plan is to attract and retain employees, officers and directors and to motivate them to advance the interests of the Corporation by affording them the opportunity to acquire an equity interest in the Corporation through options granted under the Plan to purchase Common Shares. The Plan is expected to benefit the Shareholders by enabling the Corporation to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Common Shares to which they have contributed.

The following information is intended as a summary of the Plan, and is qualified in its entirety by reference to the Plan itself, which is attached to this Circular as Appendix 1 to Schedule “B”. Upon request, the Corporation will provide a copy of the Plan free of charge to any Shareholder. To request a copy of the Plan, Shareholders should contact Daniel Whittaker, Corporate Secretary, at 2000 Barrington Street, Suite 1301, Halifax, Nova Scotia, B3J 3K1.

“Rolling” Maximum Reserve

The Plan provides that the number of Common Shares reserved for issuance upon the exercise of options is a rolling maximum number that shall not be greater than 10% of the issued and outstanding Common Shares at any point in time on a non-diluted basis.

Other Terms

The Plan authorizes the Board (or a committee of the Board if so authorized by the Board), to grant options in favour of “Eligible Persons”. Eligible Persons are directors, officers, employees, consultants, management company employees or any other service providers of the Corporation or related entities. The aggregate number of Common Shares issued to insiders of the Corporation within any one-year period under the Plan, together with any other security based compensation arrangement cannot exceed 10% of the outstanding Common Shares. In addition, the aggregate number of Common Shares issuable to insiders of the Corporation at any time under the Plan together with any other security based compensation arrangement cannot exceed 10% of the outstanding Common Shares.

The number of Common Shares, the exercise price, the vesting period and any other terms and conditions of options granted pursuant to the Plan are determined by the Board, subject to the express provisions of the Plan.

Unless otherwise specified by the Board at the time an option is granted under the Plan:

(a)

the exercise price of the option will be the volume weighted average trading price of the Common Shares on the TSX for the five trading days immediately preceding the date of the grant (“Market Price”) and in any event, the exercise price shall not be less than the Market Price or such greater price permitted by the TSX or any other regulatory body having jurisdiction;

(b)

the term of the option will be 5 years from the date of the grant (which is the maximum allowable term under the Plan), unless the expiry of the term falls during a black-out (or within 10 business days from the end of the black-out period) from trading in the securities of the Corporation imposed on certain persons including the optionee pursuant to any policies of the Corporation, and where such black-out applies, the expiry of the term of the option shall automatically be extended to 10 business days following the end of the black-out period; and

(c)	the option will vest immediately upon grant.

If before the expiry of the option, the optionee ceases to be an Eligible Person for any reason other than the death of the Eligible Person or termination by the Corporation for cause, the option will terminate within 90 days of the date the optionee ceases to be an Eligible Person. In the event of the death of the optionee, the option continues to be exercisable for a period up to twelve months from the date of such event. If the optionee ceases to be an Eligible Person by reason of termination by the Corporation for cause, the option will terminate immediately upon the optionee ceasing to be an Eligible Person. Despite the foregoing, if an optionee who ceased to be an Eligible Person again becomes an Eligible Person before the expiration of the applicable period referred to above, if any, any of the optionee’s unexercised options will continue to be exercisable under the same terms and conditions as though the optionee had never ceased to be an Eligible Person.

In the event an offer is made for the Common Shares which would result in the offeror exercising control of the Corporation within the meaning of applicable securities laws, any options then outstanding may be exercised so as to allow the optionee to tender the Common Shares received upon such an exercise to the offer; provided however, if the offer is not completed, the Common Shares received upon such exercise are not tendered pursuant to the offer or the Common Shares tendered to the offeror are not taken up and paid for by the offeror, then such Common Shares must be returned to the Corporation by the optionee and the terms of the options applicable prior to the offer will again apply to the options. In addition, all options granted under the Plan will vest immediately upon the occurrence of a change of control as defined in the Plan.

Options granted under the Plan may include (subject to regulatory compliance) a stock appreciation right. The provisions of the Plan respecting the exercise of options similarly apply to stock appreciation rights granted thereunder. In the event that an optionee holding stock appreciation rights elects to exercise such rights, the options with respect to which those rights are exercised will be surrendered to the Corporation. The Corporation will then issue to the optionee Common Shares having an aggregate value that equals the difference between the option price and the value of a Common Share, multiplied by the number of options for which stock appreciation rights have been exercised. The value of a Common Share for these purposes will be determined as the volume weighted average trading price of a Common Share on the TSX for the five trading days immediately preceding the date the notice specifying the exercise of the stock appreciation right is received by the Corporation.

The Plan contains a formal amendment procedure which sets forth a list of amendments that can be made to the Plan by the Board without requiring the approval of Shareholders unless specifically required by the TSX. These amendments include, without limitation: (a) altering, extending or accelerating option vesting terms and conditions; (b) extending the term of options not held by insiders of the Corporation; (c) accelerating the expiry date of an option; (d) determining adjustments pursuant to the provisions of the Plan concerning corporate changes; (e) amending the definitions contained in the Plan; (f) amending or modifying the mechanics of exercising options; (h) amending provisions relating to the administration of the Plan; (i) making “housekeeping” amendments, such as those necessary to cure errors or ambiguities contained in the Plan; (j) effecting amendments necessary to comply with the provisions of applicable laws; and (k) suspending or terminating the Plan.

The Plan also specifically provides that the following amendments, among others, require shareholder approval: (a) increasing the number of Common Shares issuable under the Plan, except by operation of the “rolling” maximum reserve or an adjustment pursuant to the provisions of the Plan; (b) any amendment which could result in the aggregate number of Common Shares issued to insiders of the Corporation within any one-year period or issuable to insiders of the Corporation at any time under the Plan, together with any other security based compensation arrangement, exceeding 10% of the issued and outstanding Common Shares; (c) extending the term of an option held by an insider of the Corporation; (d) reducing the option price of an option held by an insider of the Corporation; (e) amending the formal amendment procedures; and (f) making any amendments required to be approved by the Shareholders under applicable law.

Options granted under the Plan are non-transferable and non-assignable.

Existing Stock Options

As of the date hereof:

(a)	the total number of Common Shares issued upon exercise of options granted under the Plan is 1,100,000, which represents 0.9% of the outstanding Common Shares as at the date of this Circular; and

(b)

the total number of Common Shares which remain reserved for issuance pursuant to currently outstanding options is 3,415,000 (2.7% of the outstanding Common Shares as at the date of this Circular) and pursuant to options available to be granted is 9,413,833 (7.3% of the issued and outstanding Common Shares as at the date of this Circular), which represents in aggregate 10% of the outstanding Common Shares as at the date of this Circular.

See “Securities Authorized for Issuance Under Equity Compensation Plan” for additional information with respect to the options outstanding as of September 30, 2012.

Approval of the Plan

In accordance with the requirements of the TSX, at the Meeting, Shareholders will be asked to ratify, confirm and approve the Plan in substantially the same form attached as Appendix 1 to Schedule “B” to this Circular. The full text of the proposed form of resolution is set out in Schedule “B” to this Circular.

Pursuant to the rules of the TSX, unallocated options under the Plan require approval by the Shareholders every three years.

The directors of the Corporation believe the Plan is in the Corporation’s best interest and recommend that the Shareholders approve the Plan. It is intended that all proxies received will be voted in favour of approving the Plan, unless a proxy contains instructions to vote against the resolution. Greater than 50% of the votes of Shareholders present in person or by proxy are required to approve the Plan.

Amendment of Articles – Additional Directors

Pursuant to the Canada Business Corporations Act (“CBCA”), the Corporation’s governing corporate legislation, the directors of a corporation may, if the articles of the corporation so provide, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of such corporation, provided that the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. The Board believes that it is in the best interests of the Corporation to amend the articles of the Corporation to allow the Board to appoint directors to hold office for a term expiring not later than the close of the next annual meeting of Shareholders in accordance with the CBCA.

At the Meeting, Shareholders will be asked to approve a special resolution approving an amendment to the articles of the Corporation to permit the Board to appoint directors to hold office for a term expiring not later than the close of the next annual meeting of Shareholders in accordance with the CBCA. The full text of the proposed form of resolution is set out in Schedule “C” to this Circular.

It is intended that all proxies received will be voted in favour of the amendment to the articles of the Corporation, unless a proxy contains instructions to vote against the resolution. Not less than two-thirds of the votes of Shareholders present in person or by proxy are required to approve the amendment to the articles of the Corporation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Corporation since October 1, 2011 nor any proposed nominee for election as a director, nor any associate of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities of the Corporation or otherwise, in matters to be acted upon at the Meeting other than (i) the election of directors; and (ii) as directors and officers they are eligible to receive grants of options under the Plan.

EXECUTIVE COMPENSATION

Named Executive Officers

Applicable securities regulations require that the Corporation give details of the compensation paid to the Corporation’s “named executive officers” who are defined as follows:

(a)	the chief executive officer;

(b)	the chief financial officer;

(c)

each of the three most highly compensated executive officers, or the three mostly highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose compensation was, individually, more than $150,000 for that financial year; and

(d)

any individual who would be a named executive officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of that financial year.

During the most recently completed financial year of the Corporation, the Corporation had three named executive officers (collectively, the “Named Executives”); namely, the president and chief executive officer (“CEO”), the chief financial officer (“CFO”) and the Chief Operating Officer (“COO”). The CEO and the COO earned more than $150,000 during the financial year ended September 30, 2012.

Currency

All references to “$” or “dollars” set forth in this Circular are in Canadian dollars, except where otherwise indicated.

Objectives of the Corporation’s Compensation Strategy

The general objectives of the Corporation’s compensation strategy are:

(a)	to compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long term Shareholder value;

(b)	to align management’s interests with the long term interests of Shareholders;

(c)	to provide a compensation package that is commensurate with other comparable mineral exploration companies to enable the Corporation to attract and retain talent; and

(d)	to ensure that the total compensation package is designed in a manner that takes into account the Corporation’s present stage of development and its available financial resources.

The Corporation’s compensation packages have been designed to provide a blend of non-cash stock option component and a reasonable cash compensation and benefits component based on industry comparable with companies at similar levels of development, while promoting the creation of value for the Shareholders and rewarding individual and team efforts for meeting performance goals an objectives.

Elements of Compensation

The Corporation’s executive compensation program is comprised of three components: (1) base cash compensation or consulting fees; (2) non-cash option-based awards; (3) benefits; and (4) cash based bonus awards. Each element of compensation is described in more detail below.

Base Cash Compensation or Consulting Fees

The fee for the Corporation’s executives is determined based on industry comparables which reflect the responsibilities inherent in their respective positions as well as their experience within the industry. Individual circumstances are also taken into consideration including the individual’s relevant competencies or experience and retention risk. The financial performance of the Corporation is also a factor, as is the individual performance of the executives.

The Named Executives have contracts with the Corporation through companies they control. The Corporation pays these companies consulting fees as compensation for services provided. These amounts are included under “All other compensation” in the table which follows. For more information on these contracts, see “Executive Compensation – Contracts” and “Executive Compensation – Termination and Change of Control Benefits”.

Non-Cash Option-Based Awards

Incentive stock options pursuant to the Plan are generally awarded to executives, including the Named Executives, at the commencement of employment and periodically thereafter. At the time of commencement of employment, option-based awards generally reflect industry comparables with companies at similar levels of development. During employment, options are granted to reward Named Executives for their current performance, expected future performance and value to the Corporation, and taking into account that number of options already held by the Named Executive and others.

All grants of stock options to the Named Executives are reviewed and approved by the Compensation Committee and the Board. The process is initiated by management recommending a grant of option-based awards to the Compensation Committee. The Compensation Committee reviews these recommendations and, if they are approved, recommends them to the Board. In evaluating option grants to the Named Executives, the Compensation Committee and the Board evaluate a number of factors including, but not limited to: (i) the number of options already held by such Named Executive; (ii) a fair balance between the number of options held by the Named Executive concerned and the other executives of the Corporation, in light of their responsibilities and objectives; and (iii) the value of the options as a component in the Named Executive’s overall compensation package.

See “Business to be Transacted at the Meeting – Approval of Amended and Restated Incentive Stock Option Plan” for more information on the Plan, including the mechanisms for amending the Plan.

There were a total of 325,000 options granted to Named Executives in 2012.

Benefits

Employees of the Corporation, including Named Executives, are entitled to participate in a corporate benefits program, including medical, dental, disability and life insurance in line with organizations of a similar size.

Cash Based Bonus Awards

Employees and consultants of the Corporation, including Named Executives, are entitled to participate in a bonus program dependent on Compensation Committee and Board approval. Cash awards are dependent on individual and corporate performance measured against goals and objectives and in consideration of the overall compensation package, and are granted in the discretion of the Compensation Committee and the Board. Goals and objectives considered in determining whether to award a cash bonus may include operational, corporate and financial achievements and the overall performance of the Named Executive. Bonus payments equal to one month’s cash compensation were made to the CEO and the CFO in the year ending September 30, 2012, which in the aggregate amounted to $23,000, to reflect the achievements of, and progress made, by the Corporation and the CEO and CFO during the 2012 financial year.

Compensation Committee

The Corporation has established a Compensation Committee, which is responsible for determining the compensation of the Corporation’s directors and executive officers. See “Corporate Governance – Compensation Committee” for more information on the composition and role of the Compensation Committee. Each member of the Compensation Committee has direct experience relevant to his responsibilities in relation to executive compensation, including experience resulting from compensation committee involvement or executive or board experience with other companies. See “Business to be Transacted at the Meeting – Election of Directors” for a summary of the skills and experience of the members of the Compensation Committee.

Use of Financial Instruments

The Corporation does not have in place policies which restrict the ability of directors or Named Executives to purchase financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by a director or Named Executive. Any such purchases would be subject to applicable insider reporting requirements.

Risk Assessment

The Compensation Committee has reviewed the Corporation’s compensation policies and practices and has considered whether there are any potential risks associated with those policies and practices. As a result of such review, the Compensation Committee has determined that the Corporation’s compensation policies and practices do not give rise to any risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee will continue to monitor the Corporation’s compensation policies and practices on a regular basis to ensure that potential risks associated therewith are identified and that the appropriate steps are taken to properly manage and mitigate such risks.

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Named Executives for the Corporation’s three (3) most recently completed financial years.

Name and principal position	Year	Salary ($)	Share- based awards($)	Option- based awards ($)(1)(2)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compen- sation ($)	Total compen- sation ($)
					Annual incentive plans(3)	Long- term incentive plans
Terry Coughlan, President and CEO(4)	2012	Nil	Nil	Nil	13,000	Nil	Nil	157,113	170,113
	2011	Nil	Nil	32,229	Nil	Nil	Nil	151,000	183,229
	2010	Nil	Nil	39,900	Nil	Nil	Nil	16,000	55,900
Bob Harris, COO(5)	2012	Nil	Nil	348,997	Nil	Nil	Nil	34,834	383,831
	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2010	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Daniel Whittaker, Former CFO; Executive Vice President, Chief Administrative Officer and Corporate Secretary(6)(7)	2012	Nil	Nil	Nil	10,000	Nil	Nil	121,113	131,113
	2011	Nil	Nil	8,057	Nil	Nil	Nil	116,000	124,057
	2010	Nil	Nil	32,300	Nil	Nil	Nil	12,000	44,300

Notes:

(1)

This column shows the estimated grant date fair value of options granted that was recognized as compensation expense by the Corporation for financial reporting purposes. The estimated fair value of options is calculated using the Black-Scholes options pricing model. The key assumptions used in the Black-Scholes options pricing model are length of time the option is outstanding for, the dividend yield of the securities underlying the options, the volatility of the security underlying the option and the risk free rate (determined by government bonds of a duration equal to the length of time from option grant to expiry). Further disclosure regarding these assumptions is contained in the notes to the Corporation’s financial statements for the most recently completed financial year.

(2)

Mr. Coughlan and Mr. Whittaker were granted options in 2010 and 2011, but not in 2012. The options granted in 2010 vested immediately and the options granted in 2011 vest one quarter on every six month anniversary of the grant date. In the case of Mr. Harris, the options granted vest one quarter on every six month anniversary of the grant date. For more information on the significant terms of these options, see “Incentive Plan Awards – Outstanding Option-Based Awards and Share-Based Awards” below.

(3)	Reflects the discretionary cash based bonuses awarded to Named Executives.
(4)

Mr. Coughlan received indirect compensation from the Corporation through consulting fees paid to 2501023 NS Limited, a company controlled by Mr. Coughlan, which is included in the column “All other compensation”.

(5)	Mr. Harris was appointed as COO on August 20, 2012.
(6)

Mr. Whittaker received indirect compensation from the Corporation through consulting fees paid to Whitko Limited, a company controlled by Mr. Whittaker, which is included in the column “All other compensation”.

(7)	Dana Hatfield was appointed as CFO on October 9, 2012, at which time Mr. Whittaker assumed the roles of Executive Vice President (“EVP”) and Chief Administrative Officer (“CAO”).

Each of the Named Executives has a consulting contract in place with the Corporation which are more fully disclosed below in “Contracts” and “Termination and Change of Control Benefits” below.

Incentive Plan Awards

Outstanding Option-Based Awards and Share-Based Awards

The following table presents details of all outstanding option-based awards and share-based awards to the Named Executives as at September 30, 2012. The value of unexercised in-the-money options at financial year end is the difference between the closing price of the Common Shares on the TSX-V on September 30, 2012, which was $1.50 per Common Share, and the exercise price of the options.

Option-Based Awards					Share-based awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Terry Coughlan, President and CEO	525,000	0.10	February 12, 2015	735,000	Nil	Nil	Nil
	200,000	0.90	July 8, 2016	120,000	Nil	Nil	Nil
Daniel Whittaker, Former CFO; EVP,	425,000	0.10	February 12, 2015	595,000	Nil	Nil	Nil
CAO and Corporate Secretary(1)	50,000	0.90	July 8, 2016	30,000	Nil	Nil	Nil
Bob Harris, COO	325,000	1.54	August 20, 2017	Nil	Nil	Nil	Nil

Notes:

(1)	Dana Hatfield was appointed as CFO on October 9, 2012, at which time Mr. Whittaker assumed the roles of EVP and CAO.

Incentive Plan Awards – Value Vested or Earned During 2012

Name	Option-Based Awards – Value Vested during 2012 ($)	Share-Based Awards – Value Vested during 2012 ($)	Non-equity Incentive Plan Compensation – Value earned during 2012 ($)
Terry Coughlan, President and CEO	Nil	Nil	13,000
Daniel Whittaker, Former CFO; EVP, CAO and Corporate Secretary	Nil	Nil	10,000
Bob Harris, COO	Nil	Nil	Nil

For more information on the Plan, see “Business to be Transacted at the Meeting – Approval of Amended and Restated Incentive Stock Option Plan”.

Contracts

The Corporation has contracts with companies owned by its CEO, EVP and COO for provision of executive management services.

Termination and Change of Control Benefits

On October 5, 2012, the Corporation entered into a contract with 2501023 NS Limited (“2501023”) with effect from October 1, 2012. Under the terms of the agreement, Mr. Terry Coughlan will provide management services in the capacity of Chairman, President and Chief Executive Officer for the sum of $15,000 per month plus HST. If a change of control takes place, the contract may be terminated by either the Corporation or 2501023 and 2501023 will be entitled to a payment of 24 months of its compensation provided the market capitalization of the Corporation is in excess of $10 million. If not, 2501023 is entitled to a lump sum payment equal to 12 months of its compensation. The contract may be terminated without cause and 2501023 would be entitled to receive an immediate lump sum payment equivalent to 3 months of the base compensation plus two months for every year served with the Corporation. Assuming that this contract had been in place and a change in control occurred on September 28, 2012, the last business day in the Corporation’s most recently completed financial year, 2501023 would have been entitled to a lump sum payment equal to $312,000 (being 24 multiplied by monthly fee of $13,000). The contract entered into with 2501023 on October 5, 2012 replaces a prior contract, also with 2501023 which expired on September 30, 2012. Under the prior contract, 2501023 would have been entitled to a payment equal to $312,000 if the contract had been terminated without cause on September 28, 2012. Under the current contract, assuming the contract was terminated without cause on October 1, 2012, 2501023 would be entitled to a payment equal to $104,000.

On October 4, 2012, the Corporation entered into a contract with Endurance Consulting (“Endurance”) with effect from October 1, 2012. This contract replaced the contract between Whitko Consulting Limited (“Whitko”) and the Corporation which expired September 30, 2012. Under the terms of the agreement, Mr. Daniel Whittaker will provide management services in the Executive Vice President and Chief Administrative Officer capacity for the sum of $12,500 per month plus HST. If a change of control takes place, the contract may be terminated by either the Corporation or Endurance and Endurance will be entitled to a payment of 24 months of its compensation provided the market capitalization of the Corporation is in excess of $10 million. If not, Endurance is entitled to a lump sum payment equal to 12 months of its compensation. The contract can be terminated without cause and Endurance would be entitled to receive an immediate lump sum payment equivalent to 3 months of the base fee plus two months for every year served with the Corporation. Assuming that this contract had been in place and a change in control occurred on September 28, 2012, the last business day in the Corporation’s most recently completed financial year, Whitko would have been entitled to a lump sum payment of $262,000. Under the expired Whitko contract, if the contract had been terminated without cause on September 28, 2012, Whitko would have been entitled to a payment of $262,000. Under the new Endurance contract, and assuming Endurance was terminated without cause on October 1, 2012, Endurance would be entitled to a payment of $80,000.

On August 20, 2012, the Corporation entered into a contract with Mr. Robert Harris with effect from August 1, 2012. Under the terms of the agreement, Mr. Harris will provide management services as COO for the sum of $12,500 per month plus HST and a 5% administrative and overhead charge added. If a change of control takes place, the contract may be terminated by either the Corporation or Mr. Harris and Mr. Harris will be entitled to a payment of 12 months of its compensation. The contract can be terminated without cause and Mr. Harris would be entitled to receive an immediate lump sum payment equivalent to 3 months compensation. Assuming a change in control occurred on September 28, 2012, the last business day in the Corporation’s most recently completed financial year, Harris would have been entitled to a lump sum payment of $157,500. In addition, assuming Harris was terminated without cause on September 28, 2012, Harris would have been entitled to a payment of $39,375.

On October 9, 2012, the Corporation entered into a contract with 3266334 Nova Scotia Ltd. (“3266334”), a company controlled by Mr. Dana Hatfield with effect from October 1, 2012. Under the terms of the agreement, Mr. Hatfield will provide management services as CFO for the sum of $15,000 per month plus HST. If a change of control takes place, the contract may be terminated by either the Corporation or 3266334 and 3266334 will be entitled to a payment of 6 months compensation. The contract can be terminated without cause and 3266334 would be entitled to receive an immediate lump sum payment equivalent to 3 months compensation plus 2 months compensation for every year of service to the Corporation. Assuming a change in control occurred on September 28, 2012, the last business day in the Corporation’s most recently completed financial year, 3266334 would not have been entitled to a lump sum payment. In addition, assuming 3266334 was terminated without cause on September 28, 2012, 3266334 would not have been entitled to a payment.

Board Compensation

The following table sets forth amounts of compensation provided to members of the Board, other than Named Executives, during the financial year ended September 30, 2012:

Name	Fees Earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Phillip Gaunce	$15,000	Nil	Nil	Nil	Nil	Nil	$15,000
George Waye	$25,000	Nil	Nil	Nil	Nil	Nil	$25,000

The Corporation provides its directors with stock options pursuant to the Plan. Directors are entitled to be reimbursed for travel and other out-of-pocket expenses incurred for attendance at directors’ meetings, but are not compensated for travel time in connection with attendance at the board meetings.

The following table presents details of all outstanding option-based awards and share-based awards to members of the Board, other than Named Executives, as at September 30, 2012. The value of the unexercised in-the-money options as at September 30, 2012 has been determined based on the excess of the closing price of the Common Shares on the TSX-V as of September 30, 2012, being $1.50, over the exercise price of such options.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price Cdn($)	Option expiration date	Value of unexercised in-the- money options Cdn($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested Cdn($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Phillip Gaunce	250,000	$0.10	February 12, 2015	350,000	Nil	Nil	Nil
	30,000	$0.90	July 8, 2016	18,000	Nil	Nil	Nil
George Waye	150,000	$0.30	July 26, 2015	180,000	Nil	Nil	Nil
	50,000	$0.90	July 8, 2016	30,000	Nil	Nil	Nil

For more information on the Plan, see “Business to be Transacted at the Meeting – Approval of Amended and Restated Incentive Stock Option Plan”.

Performance Graph

The following graph compares the total cumulative Shareholder return on $100 invested in Common Shares with the cumulative total return of the S&P/TSX Composite Index for the period from February 12, 2010, the date the Common Shares began trading on the TSX-V, until September 30, 2012.

	February 12, 2010	September 30, 2010	September 30, 2011	September 30, 2012
GoGold Resources Inc.	$100.00	$94.23	$542.31	$576.92
S&P/TSX Composite Index	$100.00	$109.78	$105.88	$115.58

The trend in total cumulative return on an investment in the Common Shares generally reflects the upward trend in the compensation of the Corporation’s executive officers over the same period. However, as noted above, a number of factors and performance elements are taken into account when determining compensation for the Named Executives. Although total cumulative shareholder return is one performance measure that is reviewed, it is not a significant consideration in executive compensation deliberations. As a result, a direct correlation between total cumulative Shareholder return over a given period and executive compensation levels is not anticipated.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of September 30, 2012 with regard to outstanding options exercisable into Common Shares under the Plan as well as outstanding warrants exercisable into Common Shares under individual compensation arrangements.

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Plan Category	(a)		(b)	(c)
Stock Option Plan (as of September 30, 2012) (approved by Shareholders)	3,115,000		0.73	9,713,833	(1)
Equity compensation plans not approved by shareholders	170,000	(2)	1.25	Nil

Notes:

(1)	This number equals 10% of the total issued and outstanding Common Shares on September 30, 2012 (which was 128,288,331) less the number of Common Shares reported under Column (a) above.
(2)

The Corporation issued an aggregate of 170,000 finder’s warrants to purchase Common Shares in connection with a private placement completed by the Corporation on December 23, 2011. The warrants are exercisable until December 23, 2013 at a price of $1.25 per Common Share.

Stock Option Plan

The Plan is a 10% “rolling” stock option plan in accordance with the rules of the TSX. See “Business to be Transacted at the Meeting – Approval of Amended and Restated Incentive Stock Option Plan” for more information on the Plan.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No current or former directors, executive officers or employees of the Corporation, or associates or affiliates of any of these persons, have been indebted to the Corporation or its subsidiaries at any time since October 1, 2011, being the beginning of the Corporation’s last financial year, other than “Routine Indebtedness” as that term is defined in applicable securities legislation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as described below, none of the current or proposed directors, executive officers or principal shareholders of the Corporation, or associates or affiliates of any of these persons, had any material interest, direct or indirect, in any transaction since October 1, 2011, being the beginning of the Corporation’s last financial year, or in any proposed transaction which, in either case, has materially affected or would materially affect the Corporation or its subsidiaries.

As of the date of this Circular, Fred George of Bedford, Nova Scotia holds, to the knowledge of the Corporation, an aggregate of 23,576,050 Common Shares, or approximately 18.4% of the issued and outstanding Common Shares.

Durango Capital Inc. (a company controlled by Mr. George) received a finder’s fee in the form of 170,000 finder’s warrants, exercisable at a price of $1.25 per Common Share and expiring December 23, 2014, and a cash payment of $157,500 in connection with a private placement completed on December 23, 2011.

On July 27, 2012, the Corporation completed the acquisition of all of the issued and outstanding common shares of Absolute Gold Holdings Incorporated (“Absolute Shares”) pursuant to a plan of arrangement under the CBCA (the “Acquisition”). At the time of the Acquisition, Mr. George held 23,405,000 Absolute Shares, or approximately 28.2% of the issued and outstanding Absolute Shares, and accordingly received 18,958,050 Common Shares in connection with the Acquisition. In addition, Nali George, an associate of Mr. George, received 6,075,000 Common Shares in connection with the Acquisition.

MANAGEMENT CONTRACTS

At any time since the start of the Corporation’s most recently completed financial year, no management functions of the Corporation were to any substantial degree performed by a person or company other than the directors or executive officers (or private companies controlled by them, either directly or indirectly) of the Corporation.

CORPORATE GOVERNANCE

The Corporation is required to include disclosure of its corporate governance practices in this Circular in accordance with National Instrument 58-101, Disclosure of Corporate Governance Practices (“NI 58-101”), which has been adopted by the securities commissions or similar regulatory authorities across Canada (“Canadian Securities Administrators”).

The Board endorses the efforts of the Canadian Securities Administrators in continuing the evolution of good corporate governance practices. The Board is committed to adhering to the highest standards in all aspects of its activities.

The corporate governance practices described below are subject to change as the Corporation evolves. Some of its practices are representative of its junior size; however, the Corporation has undertaken to periodically monitor and refine such practices as the size and scope of its operations increase. The Board shall remain sensitive to corporate governance issues and shall continuously seek to set up the necessary measures, control mechanisms and structures to ensure an effective discharge of its responsibilities without creating additional undue overhead costs and reducing the return on shareholders’ equity.

Board of Directors

The Board is currently comprised of four (4) directors and is proposed to be comprised of five (5) directors following the election of directors at the Meeting, a majority of whom are and will be “independent” within the meaning of National Instrument 52-110, Audit Committees (“NI 52-110”). See “Business to be Transacted at the Meeting – Election of Directors” for more information on the proposed directors. Directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is a relationship which could, in the view of the Corporation’s board of directors, be reasonably expected to interfere with the exercise of the directors’ independent judgment. In addition, certain individuals, by definition, are deemed to have a “material relationship” with the Corporation and therefore are deemed not to be independent.

Phillip Gaunce, George Waye and Terry Cooper are considered independent of the Corporation. Terry Coughlan and Dana Hatfield, a proposed director, are not considered independent, for the following reasons:

(a)	Terry Coughlan acts as the Chairman, President and CEO of the Corporation; and

(b)	Dana Hatfield acts as the Chief Financial Officer of the Corporation.

The Chairman of the Board, Terry Coughlan, is not an independent director. While the independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance, the independent directors do speak to each other on a frequent and informal basis regarding the business of the Corporation prior to regularly scheduled meetings of the Board. Having considered the current size of the Corporation and the Board, the majority of independent directors on the Board and the experience of the independent directors with other reporting issuers, the Board believes that these informal discussions provide sufficient leadership for the independent directors. The independent directors plan to commence separate meetings during fiscal year 2013.

Directorships

The following current directors of the Corporation are presently serving as directors of other reporting issuers:

Director	Name of Other Reporting Issuer
Phillip Gaunce	RediShred Capital Corp.

There were five (5) formal Board meetings since the beginning of the Corporation’s most recently completed financial year. The attendance record of each director at such meetings is as follows:

Director	Number of Meetings Attended/ Number of Meetings when Person was a Director
Terry Coughlan	5/5
Daniel Whittaker(1)	5/5
Phillip Gaunce	5/5
George Waye	5/5
Terry Cooper(1)	0/0

Notes:

(1)	Mr. Cooper was appointed as a director on January 22, 2013 to replace Mr. Whittaker, who resigned as a director on that date.

In addition, certain of the decisions of the Board of Directors since the beginning of the Corporation’s most recently completed financial year were passed by way of written consent following informal discussions among the directors and management.

Board Mandate

The Board of Directors is responsible for the stewardship of the Corporation through the supervision of the business and management of the Corporation. This mandate is accomplished directly via meeting of the Board itself and also through the Corporation’s Audit Committee.

The Board remains committed to ensuring the long-term viability and profitability of the Corporation, as well as the well-being of its employees and of the communities in which it operates. The strategic planning and business objectives developed by management are submitted to and reviewed by the full Board of Directors, both on a formal annual basis and on an on-going basis through regular interim reports from management. The Board of Directors also works with management to identify principal risks, to select and assess senior management and to review significant operational and financial matters. The Board reviews and approves the annual audited financial statements, the annual report, the interim financial statements, management information circulars, material press releases, annual and interim management discussion and analysis, decisions as to material acquisitions and the grant of stock options. The Charter of the Board of Directors is attached as Schedule “D” to this Circular.

Position Descriptions

The Board has not developed a written position description for the Chair of the Board or the CEO. Given the relatively small size of the Corporation, the Board believes that to date, the role and responsibilities have been appropriately communicated through Board meetings and in the form of communications between the Board and Terry Coughlan, the Corporation’s CEO.

The Board, acting on the recommendation of the Compensation Committee, has requested that position descriptions be completed for the CEO, CFO, EVP and CAO, and VP Corporate Development. These descriptions are expected to be complete and approved by the Board during the 2013 fiscal year.

The Board of Directors has not developed a written position description for the Chair of the Corporation’s Audit Committee, Compensation Committee or Corporate Governance Committee. The Board believes that the roles and responsibilities of the members of these Committees are appropriately delineated in their respective Charters.

Orientation and Continuing Education

Given the size of the Board, there is no formal program for the orientation and education of new recruits to the Board of Directors. Board meetings may also include presentations or briefings by the Corporation’s management and employees to give the directors additional insight into the Corporation’s business activities. In addition, the Board believes that the past and continuing experiences of each director resulting from their past experience and current positions as detailed in this Circular ensure they have the skills and knowledge necessary to serve the Corporation as a member of the Board of Directors on an ongoing basis.

Ethical Business Conduct

The Board supports ethical business practices. On May 28, 2012, the Board approved a Code of Business Conduct and Ethics (“Code”) which embodies the commitment of the Corporation and its subsidiaries to conduct business in accordance with all applicable laws, rules and regulations and high ethical standards. In accordance with the Code, the actions of all employees, consultants, officers and directors of the Corporation are to reflect honesty, integrity and impartiality that is beyond doubt and all business is to be done in a manner that complies with laws, rules and regulations, avoids conflicts of interest, protects confidential information in accordance with the Corporation’s confidentiality policy, and adheres to good disclosure practices in accordance with applicable legal and regulatory requirements. Those who violate the standards in the Code will be subject to disciplinary action, up to and including termination.

The Corporation encourages all employees, consultants, officers and directors to submit good faith complaints or concerns regarding accounting or auditing matters to the Corporation without fear of reprisal. The Board monitors compliance with the Code through regular questions to management during meetings of the Board. In addition, the Board believes that the Corporation’s size facilitates informal review of discussions with its officers and employees to promote ethical business conduct. Furthermore, the Board has established a Whistle Blower Policy, attached as Addendum “A” to the Audit Committee Charter, and establishes the compliance procedures for concerns about any aspect of the Corporation’s activities and operations.

The Board has found that the Code and fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and, in particular, the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation.

Nomination of Directors

The Board has not appointed a nominating committee and does not have a formal process for identifying new candidates for Board nomination. When required, the Board will collaborate with management to identify potential candidates and to consider their appropriateness for membership on the Board.

Compensation Committee

The members of the Compensation Committee are Phillip Gaunce, George Waye and Terry Coughlan, two of whom are considered to be independent applying the definition set out in NI 52-110. The two independent members of the Compensation Committee work independently of the non-independent member up to the point where a decision is to be made. Should there be any disagreement of the members of the Compensation Committee in connection with this decision-making, the matter is put before the Board. As of the date of this Circular, at no time has there been a disagreement among the members of the Compensation Committee as described above.

The Compensation Committee is responsible to recommend to the Board the compensation levels of the Corporation’s CEO and the CFO. The Compensation Committee also administers the Plan, including any stock option grants to the directors and the executive officers. In determining the compensation of the executive officers, the Compensation Committee evaluates their performance in light of the corporate goals and objectives established on an annual basis. Based upon this evaluation, the Compensation Committee makes recommendations to the Board with respect to each executive’s compensation including, as appropriate, salary, bonus, incentive compensation and benefit plans. In addition, the Compensation Committee conducts an informal survey of comparable data in the mining industry, taking into account the size as well as the level of activity of the Corporation. The compensation of directors is determined similarly as for management of the Corporation. In particular, the Compensation Committee reviews comparable companies and considers the compensation of directors in previous years, the Corporation’s goals for the upcoming year and the current state of the Corporation.

Audit Committee

Audit Committee Charter

The charter of the Corporation’s Audit Committee is attached to this Circular as Schedule “E”.

Composition of Audit Committee & Relevant Education and Experience

The members of the Audit Committee are George Waye, Phillip Gaunce and Terry Cooper. All members are financially literate and independent of the Corporation within the meaning of NI 52-110. The education and experience of each Audit Committee member is described in this Circular under the section entitled “Business to be Transacted at the Meeting – Election of Directors”.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed financial year have any recommendations by the Audit Committee respecting the appointment and/or compensation of the Corporation’s external auditor not been adopted by the Board.

Pre-Approval Policies and Procedures

Pursuant to NI 52-110, the Audit Committee must approve in advance all non-audit services to be provided to the Corporation by the external auditor. The Audit Committee has not adopted any specific policies and procedures for the engagement of non-audit services. During the most recently completed fiscal year, the Corporation retained the external auditor to provide non-audit services to the Corporation for IFRS conversion assistance, interim review services, tax planning services as well as additional services relating to the Acquisition, including the preparation and review of the management information circular of the Corporation and the proforma financial statements prepared in connection with the Acquisition. The total cost incurred for all these additional non-audit services was $87,450.

External Auditor Service Fees

The fees charged to the Corporation by its external auditor for its financial years ended September 30, 2012 and 2011 are as follows:

	Fiscal Year Ended September 30, 2012		Fiscal Year Ended September 30, 2011
Audit Fees	$99,500		$37,500
Audit-Related Fees	-		-
Tax Fees	$13,000	(1)(2)	-
All Other Fees	$74,450	(1)(3)	-

Notes:

(1)	See “Pre-Approval Policies and Procedures” above for information regarding the services provided by the external auditor.
(2)

Tax fees comprise fees for tax compliance, tax advice and tax planning. In 2012, these fees included $3,000 for tax compliance related to the preparation of tax returns and $10,000 for other tax services provided in connection with the Acquisition.

(3)

All other fees relate to services provided by the external auditor other than those described in “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. In 2012, this included IFRS conversion assistance and the preparation and review of proforma financial statements and the management information circular in connection with the Acquisition.

Other Board Committees

The Board has a Corporate Governance Committee whose mandate is to approve and monitor all transactions involving the Corporation and related parties, to monitor the appropriateness of implementing structures from time to time to ensure that the directors can function independently of management and, if required, to implement a process for assessing the effectiveness of the Board as a whole, the committees of the directors and individual directors. The members of the Corporate Governance Committee are Messrs. Cooper, Waye and Gaunce.

In addition, the Board has established a Disclosure Policy Committee which is responsible for all regulatory disclosure requirements and for overseeing the Corporation’s disclosure practices. The members of the Disclosure Policy Committee are Terry Coughlan, Dana Hatfield and Sean Tufford.

The Board may, from time to time, create new committees or establish ad hoc committees to address special business issues.

Assessments

The responsibility for assessing directors on an ongoing basis is assumed in full by the Board and every director is entitled to bring the matter to the Board. The Board does not perform regular assessments; however, the Board believes that the size of the Corporation facilitates informal discussion and evaluation of the Board, its committees and its members.

PROPOSALS BY SHAREHOLDERS

Pursuant to the CBCA, resolutions intended to be presented by Shareholders for action at the next annual meeting must comply with the provisions of the CBCA and be deposited at the Corporation’s head office not later than November 24, 2013 in order to be included in the management information circular relating to the next annual meeting.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s comparative financial statements and management discussion & analysis (“MD&A”) for its most recently completed financial year. To request copies of the Corporation’s financial statements and MD&A, Shareholders should contact Mr. Terry Coughlan, President and CEO, GoGold Resources Inc., #1301-2000 Barrington Street, Halifax, NS, B3J 3K1, Telephone 902-482-1998, Fax 902-442-1898. The financial statements and MD&A are also available on SEDAR at www.sedar.com

APPROVAL OF CIRCULAR

The contents and the sending of this Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS, as of the 22nd day of February, 2013.

(Signed) “Terence Coughlan”

President and Chief Executive Officer

SCHEDULE “A”

GOGOLD RESOURCES INC.

MAJORITY VOTING POLICY

February 22, 2013

In an uncontested election of directors of GoGold Resources Inc. (the “Corporation”), each director should be elected by the vote of a majority of the shares represented in person or by proxy at any shareholder’s meeting for the election of directors. Accordingly, if any nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election, that director shall promptly tender his or her resignation to the Chairman of the Board of Directors (“Board”) following the meeting. In this policy, an “uncontested election” means an election where the number of nominees for director equals the number of directors to be elected.

The Corporate Governance Committee (the “Committee”) shall consider the offer of resignation and recommend to the Board whether or not to accept it. Any director who tenders his or her resignation may not participate in the deliberations of either the Committee or the Board. In its deliberations, the Committee will consider any stated reasons why shareholders “withheld” votes from the election of that director, the length of service and the qualifications of the director, the director’s contributions to the Corporation, the effect such resignation may have on the Corporation’s ability to comply with any applicable governance rules and policies and the dynamics of the Board, and any other factors that the Committee considers relevant.

The Board shall act on the Committee’s recommendation within 90 days following the applicable meeting and announce its decision via press release, after considering the factors considered by the Committee and any other factors that the Board considers relevant. The Board expects to accept the resignation except in situations where extenuating circumstances would warrant the director to continue to serve on the Board. However, if the Board declines to accept the resignation, it should include in the press release the reasons for its decision.

If a resignation is accepted, the Board may, in accordance with the Canada Business Corporations Act and the Corporation’s articles, appoint a new director to fill any vacancy created by the resignation or reduce the size of the Board. If a director does not tender his or her resignation in accordance with this policy, the Board will not re-nominate that director at the next election.

SCHEDULE “B”

SHAREHOLDERS’ RESOLUTION REGARDING INCENTIVE STOCK OPTION PLAN

Capitalized terms have the meanings ascribed thereto in the Management Information Circular of GoGold Resources Inc. (“Corporation”) dated February 22, 2013.

BE IT RESOLVED as a resolution of the shareholders of the Corporation that:

1.

the amended and restated incentive stock option plan of the Corporation (the “Plan”), in the form attached hereto as Appendix 1 to this Schedule “B”, be and the same is hereby ratified, confirmed and approved subject to applicable regulatory approval;

2.	the form of the Plan may be amended in order to satisfy the requirements or requests of any regulatory authorities without requiring further approval of the Shareholders;

3.

the Corporation is authorized to grant stock options pursuant and subject to the terms and conditions of the Plan entitling Eligible Persons (as such term is defined in the Plan) in the aggregate to purchase up to such number of Common Shares as is equal to ten percent (10%) of the number of Common Shares issued and outstanding on the applicable grant date; and

4.	any one director or officer of the Corporation is hereby authorized to take all such actions and execute and deliver all such documents as are necessary or desirable to give effect to this resolution.

Appendix 1 to SCHEDULE “B”

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

March 26, 2013

GOGOLD RESOURCES INC.

ARTICLE I

PURPOSE OF PLAN

1.1

Purpose. The purpose of this incentive stock option plan (“Plan”) of GoGold Resources Inc. (“Corporation”) is to advance the interests of the Corporation and its Affiliates by encouraging the Directors, Officers, Employees, Consultants and Management Company Employees to acquire Shares thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation, rewarding significant performance achievements and furnishing them with additional incentive in their efforts on behalf of the Corporation and its Affiliates in the conduct of their affairs.

ARTICLE II

DEFINED TERMS

2.	Definitions. Where used herein, the following terms shall have the following meanings, respectively:

2.1	“Affiliate” means a related entity of the Corporation as defined in National Instrument 45-106, Prospectus and Registration Exemptions.

2.2

“Black-Out Period” means a time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation, including any holder of an Option.

2.3	“Black-Out Expiration Term” means the period of time that commences with the end of a Black-Out Period and ends ten business days following the end of the Black-Out Period.

2.4	“Board” means the board of directors of the Corporation or, if established and duly authorized to act in respect of the Plan, a committee of the board of directors of the Corporation.

2.5	“Business Day” means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading.

2.6	“Change of Control” means the occurrence of any one or more of the following events:

(a)

a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, as a result of which the holders of Shares prior to the completion of the transaction hold less than 50% of the votes attached to all of the outstanding voting securities of the successor corporation or entity after completion of the transaction;

(b)	a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(c)

subject to Section 9.1 of this Plan, any person, entity or group of persons or entities acting jointly or in concert (the “Acquiror”) acquires, or acquires control (including, without limitation, the power to vote or direct the voting) of, voting securities of the Corporation which, when added to the voting securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror to cast or direct the casting of 50% or more of the votes attached to all of the Corporation’s outstanding voting securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors); or

(d)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

For the purposes of the foregoing, “voting securities” means Common Shares and any other shares of the Corporation entitled to vote for the election of directors, and shall include any securities, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but which are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

2.7	“Common Shares” means the common shares without par value of the Corporation as currently constituted.

2.8	“Consultant” means an individual or Consultant Company, other than an Employee, a Management Company Employee, a Director or an Officer that:

(i)

is engaged to provide on an on-going bona fide basis, consulting, technical, management or other services to the Corporation or an Affiliate, other than services provided in relation to a distribution of securities;

(ii)	provides the services under a written contract with the Corporation or the Affiliate; and

(iii)	in the reasonable opinion of the Corporation, spends or will spend, a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate.

2.9	“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner.

2.10	“Corporation” means GoGold Resources Inc. and includes all Affiliates, and any successor corporation thereto.

2.11	“Director” means a director of the Corporation or any of its Affiliates.

2.12

“Eligible Person” means any Director, Officer, Employee, Consultant or Management Company Employee, or any other person or entity engaged to provide on-going services to the Corporation or any Affiliate, determined by the Board as eligible for participation in the Plan.

2.13	“Employee” means:

(a)	an individual who is considered an employee of the Corporation or any of its Affiliates under the Income Tax Act (Canada);

(b)

an individual who works full-time for the Corporation or any of its Affiliates providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(c)

an individual who works for the Corporation or any of its Affiliates on a continuing and regular basis for the minimum amount of time per week specified by the Board, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

2.14

“Exchange” means the TSX or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the Board.

2.15	“Fixed Term” means the period of time during which the Options must be exercised, pursuant to the terms of the Plan.

2.16	“Insider” means:

(a)	a director or senior officer of the Corporation;

(b)	a director or senior officer of a company that is an Insider or an Affiliate of the Corporation;

(c)

a person or company that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation; or

(d)	the Corporation itself if it holds any of its own securities.

2.17

“Management Company Employee” means an individual employed by a person providing management services to the Corporation which are required for the ongoing successful operation of the business enterprise of the Corporation.

2.18

“Market Price” means the volume weighted average trading price of the Shares on the Exchange for the five trading days immediately preceding the date on which the Option is granted by the Board rounded up to the nearest cent. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Board, in good faith.

2.19	“Officer” means a senior officer of the Corporation or its Affiliates.

2.20	“Option” means an option to purchase Shares granted under the Plan.

2.21	“Option Price” means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article IX hereof.

2.22	“Optionee” means an Eligible Person to whom an Option has been granted under the terms of the Plan.

2.23	“Plan” means this incentive stock option plan.

2.24

“Shares” means the Common Shares, or, in the event of an adjustment contemplated by Article IX hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

2.25	“TSX” means the Toronto Stock Exchange.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1	General. This Plan shall be governed by the Board which shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:

(a)	establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)

interpret and construe the Plan and determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)	determine to which Eligible Persons Options are granted and to grant Options;

(d)	determine the number of Shares covered by each Option;

(e)	determine the Option Prices;

(f)	determine the time or times when Options will be granted and exercisable;

(g)	determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(h)	prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

The power described in this section shall be exercised in accordance with applicable securities laws and the rules and policies of the Exchange.

3.2

Stock Option Agreement. Each Optionee shall execute a stock option agreement, the terms of which shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of any option agreement and this Plan, the terms of this Plan shall govern.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1

10% Rolling Plan. Subject to adjustment as provided in Article IX, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued Shares. The aggregate number of Shares to be delivered upon the exercise of all Options granted under the Plan shall not exceed the greater of ten percent (10%) of the issued and outstanding Shares of the Corporation at the time of granting of options (on a non-diluted basis) or such other number as may be approved by the Exchange and the shareholders of the Corporation from time to time.

4.2	Options to Insiders. Under no circumstances shall this Plan, together with any other security based compensation arrangements, result in:

(a)	the number of Shares issuable to Insiders at any time exceeding ten percent (10%) of the issued and outstanding Shares (on a non-diluted basis); or

(b)	the number of Shares issued to Insiders, within a one-year period, exceeding 10% of the issued and outstanding Shares (on a non-diluted basis).

4.3

Options That Expire or Terminate. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purpose of the Plan.

ARTICLE V

ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1	Eligible Persons. Options may only be granted to Eligible Persons.

5.2

Option Exercise Term. Options shall be for a Fixed Term and exercisable from time to time as determined in the discretion of the Board at the time of grant, provided that, subject to Section 5.3, no Option shall have a term exceeding five (5) years (or such shorter or longer period as is permitted by the Exchange).

5.3

Black-Out Period. Except where not permitted by the Exchange, where a Fixed Term for an Option expires during a Black-Out Period or during the Black-Out Expiration Term, the term of such Option shall be extended to the end of the applicable Black-Out Expiration Term.

5.4

Terms of Options. Subject to this Article, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided, however, if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a)	the Fixed Term shall be five (5) years from the date the Option is granted to the Optionee or such shorter period as may be required by the Exchange from time to time;

(b)	subject to section 5.5, the Option Price shall be the Market Price; and

(c)	the Option shall be exercisable in whole or in part at any time after the date of grant.

5.5

Restriction on Option Price. The Option Price shall in no circumstances be lower than the greater of: (i) the Market Price at the date of the grant of the Option, and (ii) the price permitted by the Exchange or any other regulatory body having jurisdiction.

5.6

Legend. Options issued under this Plan and any Shares issued on the exercise of such Options shall bear such restrictive legend as may be required by applicable securities legislation and the Exchange.

5.7

Non-Assignable. An Option is personal to the Optionee and is non-assignable and non-transferable. Where an option is granted to a company wholly owned by an Optionee, such company must agree, at the time of the grant, not to effect or permit any transfer of ownership of Options or shares of such company, nor issue any additional shares to any individual or entity for so long as Options remain outstanding to the credit of that company, except with the prior written consent of the Corporation, the Exchange or any other regulatory body having jurisdiction.

5.8

Non-Residents of Canada. No non-resident of Canada may participate in the Plan unless such participation can be accomplished pursuant to or in accordance with and without violating any securities or other legislation of the jurisdiction of residence of such person, and the Corporation may require, as a condition of the grant of Options, that the potential Optionee provide a written acknowledgement that the grant of the Options does not violate any such laws.

ARTICLE VI

CEASING TO BE AN ELIGIBLE PARTICIPANT

6.1

General. Subject to Sections 6.2, 6.3 and 6.4 or any express resolution passed by the Board or the terms of any option agreement with the Optionee, if an Optionee ceases to be an Eligible Person for any reason except death and termination by the Corporation for cause, such Optionee may exercise his Options to the extent that the Optionee was entitled to exercise them at the date of such cessation, provided that such exercise must occur within 90 days after the Optionee ceased to be an Eligible Person.

6.2

Clarification. Notwithstanding Section 6.1, if an Optionee who ceased to be an Eligible Person again becomes an Eligible Person before the expiration of the applicable period referred to in Section 6.1, any of the Optionee’s unexercised Options shall continue to be exercisable under the same terms and conditions as though the Optionee had never ceased to be an Eligible Person.

6.3

Death of an Optionee. Notwithstanding Section 6.1, in the event of the death of an Optionee, his unexercised Options shall be exercisable within twelve (12) months after the death of the Optionee and then only:

(a)	by the heirs of the deceased or by legal personal representative(s) of the estate of the deceased Optionee; and

(b)	if and to the extent that the Optionee was entitled to exercise such Options at the date of his death.

6.4

Termination for Cause. Notwithstanding Section 6.1, in the event an Optionee ceases to be an Eligible Person by reason of termination by the Corporation for cause, an Option, and all rights to purchase Shares pursuant thereto, granted to such Optionee shall expire and terminate immediately upon the Optionee ceasing to be an Eligible Person.

ARTICLE VII

EXERCISE OF OPTIONS

7.1

General. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the President of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price for the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2

Restrictions on Exercise. Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)

completion of such registration or other qualification of such Shares or obtaining approval of such stock exchange or regulatory authority or governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Shares to listing on the Exchange; and

(c)

the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on the Exchange. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain necessary shareholder, regulatory or Exchange approval, then the obligation of the Corporation to issue such Shares shall terminate and any Option Price paid to the Corporation by the Optionee shall be returned to the Optionee.

ARTICLE VIII

TAX WITHHOLDING

8.1

If the Corporation is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of Shares on exercise of Options, then the Optionee shall:

(a)

pay to the Corporation, in addition to the exercise price for the Options, sufficient cash as is reasonably determined by the Corporation to be the amount necessary to permit the required tax remittance; or

(b)

authorize the Corporation, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Corporation determines a portion of the Shares being issued upon exercise of the Options to realize cash proceeds to be used to satisfy the required tax remittance; or

(c)	make other arrangements acceptable to the Corporation to fund the required tax remittance.

ARTICLE IX

CERTAIN ADJUSTMENTS

9.1

Offer for Shares. If a bona fide offer (“Offer”) for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time), then the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding the terms of the Option, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) pursuant to the Offer. If:

(a)	the Offer is not completed within the time specified therein; or

(b)	the Optionee does not tender the Optioned Shares pursuant to the Offer; or

(c)	any of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof,

then the Optioned Shares or, in the case of paragraph (c) above, the Optioned Shares that are not taken up and paid for, shall be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares and the terms of the Option applicable prior to the Offer shall again apply to the Option. If any Optioned Shares are returned to the Corporation under this Section, the Corporation shall refund the exercise price to the Optionee for such Optioned Shares. In no event shall the Optionee be entitled to sell the Optioned Shares otherwise than pursuant to the Offer.

9.2

Amalgamation or Merger. If the Corporation amalgamates or merges with or into another company, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation or merger if the Optionee had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the Option Price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Plan.

9.3	Change of Control. Notwithstanding anything else herein to the contrary, in the event of a Change of Control, all Options outstanding shall vest and be immediately exercisable.

9.3

Changes in Shares. If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the Option Price shall be adjusted appropriately by the Board such that there is no adverse effect on any Optionee and such adjustment shall be effective and binding for all purposes of the Plan.

9.4	No Fractional Shares. The Corporation shall not be obligated to issue fractional shares in satisfaction of any of its obligations hereunder.

ARTICLE X

STOCK APPRECIATION RIGHTS

10.1

General. Any Option granted under the Plan may include a stock appreciation right, either at the time of grant or by amendment adding it to an existing Option subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of the Exchange. The provisions of the Plan respecting the exercise of Options and the adjustments to Options arising from certain corporate actions shall apply mutatis mutandis to all stock appreciation rights granted hereunder.

10.2

Limitations on Exercise. Stock appreciation rights granted hereunder are exercisable to the extent, and only to the extent, the Option to which it is included is exercisable. To the extent a stock appreciation right included in or attached to an Option granted hereunder is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

10.3

Election by Optionee. A stock appreciation right granted hereunder shall entitle the Optionee to elect to surrender to the Corporation unexercised the Option in which it is included, or any portion thereof, and to receive from the Corporation in exchange therefor that number of Shares, disregarding fractions, having an aggregate value equal to the excess of the value of one Share over the Option Price specified in such Option, times the number of Shares called for by the Option, or portion thereof, which is so surrendered. The value of a Share shall be determined for these purposes as the volume weighted average trading price of a Share on the Exchange for the five trading days immediately preceding the date the notice provided for in paragraph 10.4 hereof is received by the Corporation rounded up to the nearest cent.

10.4

Exercise of Right. Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Corporation at its head office a written notice of exercise, which notice shall specify the number of stock appreciation rights to be exercised and Options to be forfeited and the number of Shares the Optionee elects to receive thereby. Such notice shall contain the Optionee’s undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of the Exchange and any other applicable regulatory authority.

10.5	Policies of Exchange. Notwithstanding any provision of this Article X, no stock appreciation right shall be granted by the Corporation unless permitted under the policies of the Exchange.

ARTICLE XI

AMENDMENTS TO PLAN

11.1

Amendment Procedure. Where permissible, the Corporation retains the right to amend or terminate the terms and conditions of the Plan by resolution of the Board (the “Amendment Procedure”). If required, any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange. Any amendments to the Plan shall take effect with respect to all outstanding Options on the date of, and all Options granted after, the effective date of such amendment, provided that in the event any amendment materially and adversely affects any outstanding Options, it may apply to such outstanding Options only with the mutual consent of the Corporation and the Optionees to whom such Options have been granted. Without limiting the generality of the foregoing, the Board may, unless prevented by the Exchange, use the Amendment Procedure without seeking shareholder approval when:

(a)	altering, extending or accelerating the terms and conditions of vesting of any Options;

(b)

extending the term of Options held by a person other than a person who, at the time of the extension, is an Insider of the Corporation, provided that the term does not extend beyond five (5) years from the date of grant;

(c)	accelerating the expiry date of Options;

(d)	determining adjustments pursuant to Article IX hereof;

(e)	amending the definitions contained within the Plan, including but not limited to the definition of “Eligible Person” under the Plan;

(f)	amending or modifying the mechanics of exercise of Options as set forth in Article VII, provided however, payment in full of the Option Price for the Shares shall not be so amended or modified;

(g)

effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan;

(h)	effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the Exchange);

(i)	effecting amendments respecting the administration of the Plan;

(j)	effecting amendments necessary to suspend or terminate the Plan; and

(k)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations, and policies of the Exchange).

11.2	Shareholder Approval. Shareholder approval will be required for the following types of amendments:

(a)	amendments that increase the number of Shares issuable under the Plan, except such increase by operation of Section 4.1 and in the event of an adjustment contemplated by Article IX;

(b)

amendments which could result in the aggregate number of Shares of the Corporation issued to Insiders within any one year period under the Plan together with any other security-based compensation arrangement, or issuable to Insiders at any time under the Plan together with any other security-based compensation arrangement, exceeding 10% of the issued and outstanding Shares;

(c)	extending the term of an Option held by an Insider of the Corporation;

(d)

reducing the Option Price of an Option held by an Insider of the Corporation or cancelling an Option held by an Insider of the Corporation and replacing such Option with a lower Option Price under such replacement Option, except as permitted pursuant to Article IX;

(e)	amending Section 11.1 hereof or this Section 11.2; and

(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, pursuant to the rules, regulations and policies of the Exchange);

Where required by the policies of the Exchange, the shareholder approval required by this Section 11.2 shall be by the majority vote of the shareholders of the Corporation excluding any votes cast by Insiders who are entitled to participate as Eligible Persons under the Plan or who will specifically benefit from the proposed amendment. In the event of any conflict between Sections 11.1 and 11.2, the latter shall prevail to the extent of the conflict.

ARTICLE XII

GENERAL

12.1

No Rights as Shareholder. The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

12.2

No Rights Conferred. Nothing contained in this Plan or any Option shall confer upon any Optionee any right with respect to continuance as a Director, Officer, Employee, Consultant or Management Company Employee of the Corporation or any Affiliate or, in respect of any Optionee who is not a Director, Officer, Employee, Consultant or Management Company Employee, any right to continue providing ongoing services to the Company or any Affiliate.

12.3	Gender. Reference herein to any gender includes all genders.

12.4	No Representation. The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

12.5	Governing Law. This Plan shall be governed by and construed in accordance with the laws of Nova Scotia.

12.6

Severance. If any provision of this Plan or any agreement entered into pursuant to this Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Corporation or this Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

ARTICLE XIII

SHAREHOLDER AND REGULATORY APPROVAL

13.1

This Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by the Exchange and any other relevant regulatory authority. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given, and no such Options may be exercised unless and until such approval and acceptance is given.

SCHEDULE “C”

SPECIAL RESOLUTION TO AMEND ARTICLES – ADDITIONAL DIRECTORS

Capitalized terms have the meanings ascribed thereto in the Management Information Circular of GoGold Resources Inc. (“Corporation”) dated February 22, 2013.

BE IT RESOLVED as a special resolution of the shareholders of the Corporation that:

1.

the articles of the Corporation be amended to permit the directors of the Corporation to appoint in accordance with the Canada Business Corporations Act one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of Shareholders, subject to the condition that the total number of directors so appointed not exceed one third of the number of directors elected at the previous annual meeting of Shareholders;

2.

any one director or officer of the Corporation is hereby authorized to take all such actions and execute and deliver all such documents as are necessary or desirable to give effect to this resolution, including the delivery of articles of amendment in prescribed form to the Director under the Canada Business Corporations Act; and

3.	notwithstanding the foregoing, the directors of the Corporation may revoke this special resolution at any time before it is acted on without further approval of the Shareholders.

SCHEDULE “D”

GOGOLD RESOURCES INC.

(the “Corporation”)

CHARTER OF THE BOARD OF DIRECTORS (“Board”)

1.0	COMPOSITION AND TERM

1.1

The Board shall be comprised of such number of directors as are elected by the shareholders from time to time within the minimum and maximum number of directors contemplated by the Corporation’s Articles, the majority of whom shall be “independent” (as defined in National Instrument 52-110 – Audit Committees).

1.2

Directors shall be elected by the shareholders at the annual meeting of shareholders of the Corporation in each year and shall serve until the next such annual meeting or until the position is otherwise vacated.

2.0	RESPONSIBILITIES

2.1	The Board is responsible to:

(a)	Provide Strategic Stewardship

(i)	Adopt a strategic planning process and approve a strategic plan for the Corporation developed in collaboration and consultation with the President and Chief Executive Officer (“CEO”);

(ii)	Devote sufficient time at Board meetings to consider strategic issues developed by and under the leadership of the CEO with other members of management;

(iii)	Review and approve the strategic goals of the Corporation, which should be strongly tied to relevant metrics; and

(iv)	Remain abreast of emerging trends and their implications on the Corporation’s business and provide strategic advice and direction to the President and CEO.

(b)	Approve Annual Business Plan and Monitor Performance

(i)	Approve the annual budget and business plan of the Corporation (the “Annual Budget and Business Plan”);

(ii)

Approve the annual and interim financial reports of the Corporation and related news releases, and other continuous disclosure documents (including management’s discussion and analysis, annual information form and any management information circular of the Corporation), subject to the Corporation’s Disclosure and Insider Trading Policy, for submission to the Shareholders and securities regulatory authorities, as applicable;

(iii)	Approve any other applicable documents filed with securities regulatory authorities, such as prospectuses, material contracts and technical reports; and

(iv)

Approve any material (as determined by the Board annually or more frequently or in specific circumstances as deemed appropriate by the Board) change to the Corporation’s Annual Budget and Business Plan.

(c)	Maintain Effective Risk Management

(i)

Review and assess the Corporation’s policies, controls and procedures that are in place to ensure the integrity of the Corporation’s disclosure and internal controls, management information system and risk-management activities in other areas of enterprise risk;

(ii)	Review and assess the Corporation’s risk management policy and system that is in place to effectively identify, assess and mitigate strategic, operational and emerging risks to the Corporation;

(iii)	Review and identify strategic risks, in conjunction with the President and CEO and other members of management, and provide strategic advice on the effective mitigation of those risks; and

(iv)	Receive and consider reports on the Corporation’s key risks and review and assess the Corporation’s management of these risks.

(d)	Monitor the Performance of the President and CEO

(i)	Establish specific annual performance targets and results to be achieved by the President and CEO;

(ii)	Evaluate the President and CEO annually against agreed upon performance targets;

(iii)	Establish a President and CEO succession plan; and

(iv)	Provide advice on significant and/or strategic issues to the President and CEO.

(e)	Ensure the Board’s Effectiveness

(i)	Develop and approve Board governance policies and procedures;

(ii)	Implement checklists and processes to ensure the discharge of specific duties imposed on the Board;

(iii)	Assist, where appropriate, with the development and implementation of corporate governance principles and guidelines developed by the Corporate Governance Committee;

(iv)	Approve the charters of Board committees;

(v)

With the assistance of the Corporate Governance Committee, assess, at least annually, the effectiveness of the Board as a whole, its Committees and the performance of individual directors, including consideration of the appropriate size of the Board and the competencies and skills of the directors;

(vi)	Review and assess the orientation and education program for new appointees to the Board and identify appropriate continuing education opportunities for all directors;

(vii)

With the assistance of the Corporate Governance Committee, consider what competencies and skills the Board, as a whole, should possess and review the competencies and skills each existing director possesses; and

(viii)	Review and assess the Corporation’s Code of Business Conduct and Ethics that governs the behaviour of directors, officers and employees.

(f)	Discharge its Fiduciary Duties

(i)	Act at all times in good faith, with loyalty and in the best interests of the Corporation in adherence to its corporate and legal responsibilities;

(ii)	Engage in continuous learning;

(iii)	Devote time to enhancing personal knowledge of the Corporation’s business;

(iv)	Ask questions, seek information and challenge management; and

(v)	Require the President and CEO and other members of management to provide information:

(A)

For decision: Decision information is put before the Board in order to make decisions or provide requisite approvals (i.e. to approve a recommendation of management on a subject matter requiring Board approval);

(B)	For monitoring: Monitoring information is used to gauge whether previous Board matters or directions have been satisfied and to assess performance against specific goals and objectives; and

(C)	For knowledge: Information that may be required by or useful to the Board that would not otherwise be required to make decisions or monitor results.

3.0	EXPECTATIONS

3.1	Directors are expected to attend all meetings of the Board unless absence is unavoidable.

3.2

Directors are expected and required to have reviewed Board materials in advance of the meeting and to come to Board meetings prepared to discuss such materials and to participate fully in the meeting, which materials are to be provided to the Board by management sufficiently in advance to allow the Board to reasonably complete a review of the materials.

4.0	DIRECTORS’ FEES

4.1	Directors shall receive compensation for serving on the Board, in such amount and on such terms as the Board may approve based on the recommendation of the Compensation Committee.

5.0	REVIEW OF CHARTER

5.1	The Board shall review and assess the adequacy of this Charter at least annually and, if appropriate, revise this Charter as required.

SCHEDULE “E”

GOGOLD RESOURCES INC.

AUDIT COMMITTEE CHARTER

1.0	PURPOSE

1.1

The Audit Committee (the “Committee”) is a standing committee of the board of directors (the “Board”) of GoGold Resources Inc. (“GoGold Resources Inc.” or the “Company”) charged with assisting the Board in fulfilling its responsibility to its shareholders and to the investment community. Its role is to serve as an independent and objective party to oversee GoGold Resources Inc.’s accounting and financial reporting processes, internal control system and external audits of its financial statements.

2.0	COMMITTEE MEMBERSHIP

2.1

The Board shall annually appoint a minimum of three directors to the Committee the majority of whom shall be directors of GoGold Resources Inc. who are independent of management and free from any material relationship, that, in the opinion of the Board, would interfere with the director’s exercise of independent judgment as a member of the Committee.

2.2	Each member of the Committee must be financially literate, or if not financially literate at the time of his appointment, must become so within a reasonable period of time following his appointment.

2.3	Members of the Committee shall typically be appointed at the first meeting of the Board held following each annual meeting of the shareholders of GoGold Resources Inc.

2.4

A member may resign or be removed from the Committee at any time and thereafter shall be replaced by the Board. A member of the Committee will automatically cease to be a member at such time as that individual ceases to be a director of GoGold Resources Inc.

3.0	CHAIR OF THE COMMITTEE

3.1

The Board shall in each year appoint a chair of the committee (“Chair”) from among the members of the Committee. In the Chair’s absence, or if the position is vacant, the Committee may select another member to act as interim Chair.

3.2	The Chair shall be responsible to ensure the Committee meets regularly and performs its duties as set out herein, and to report to the Board of Directors on the activities of the Committee.

4.0	AUDIT RESPONSIBILITIES

4.1	The Committee is responsible to:

Financial Statement and Disclosure Matters

(a)	review the interim unaudited financial statements and the annual audited financial statements, and shall report thereon to the Board;

(b)

satisfy itself that GoGold Resources Inc.’s annual audited financial statements are fairly presented in accordance with applicable Canadian generally accepted accounting principles and recommend to the Board whether the annual financial statements should be approved and included in GoGold Resources Inc.’s Annual Report;

(c)

satisfy itself that the information contained in the Company’s quarterly financial statements, MD&A and any other financial publication or disclosure of financial information extracted or derived from the Company’s financial statements, does not include any untrue statement of any material fact or omit to state a material fact that is required or necessary to make a statement not misleading in light of the circumstances under which it was made;

(d)

review GoGold Resources Inc.’s financial statements, MD&A and, if applicable, annual and interim earnings press releases referring to financial information before the information is publicly disclosed, and ensure that adequate procedures are in place for the review of any other public disclosure derived from GoGold Resources Inc.’s financial statements;

(e)

discuss with management and the external auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies;

(f)	review and discuss quarterly reports from the external auditor on:

(i)	all critical accounting policies and practices to be used;

(ii)

all alternative treatments of financial information within applicable Canadian generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; and

(iii)	other material written communications between the external auditor and management, such as any management letter or schedule of unadjusted differences;

Oversight of the Company’s External Auditors

(g)	make recommendations to the Board regarding the selection and compensation of the external auditor to be put forth for appointment at each annual meeting of the Company;

(h)	satisfy itself that the external auditor reports directly to the Committee;

(i)

oversee the work of the external auditor engaged to prepare or issue an auditor’s report or perform other audit, review or attest services for GoGold Resources Inc., including the resolution of any disagreements between management and the external auditor regarding financial reporting;

(j)	obtain and review a report from the external auditor at least annually regarding:

(i)	the external auditor’s internal quality-control procedures;

(ii)

any material issues raised by the most recent internal quality-control review, or peer review, of the external audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(iii)	any steps taken to deal with any such issues; and

(iv)	all relationships between the external auditor and GoGold Resources Inc., including non-audit services;

(k)

evaluate the qualifications, performance and independence of the external auditor, including considering whether the external auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management, and to present its conclusions with respect to the external auditor to the Board;

(l)

satisfy itself of the rotation of the audit partners and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the external auditing firm on a regular basis;

(m)	meet with the external auditor and financial management of GoGold Resources Inc. to review the scope of the proposed audit for the current year and the audit procedures to be used;

(n)

satisfy itself that the audit function has been effectively carried out and that any matter which the external auditor wishes to bring to the attention of the Board has been addressed and that there are no unresolved differences between management and the external auditor;

(o)

pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its external auditor, subject to the de minimis exceptions for non-audit services described in Multilateral Instrument 52-110, section 2.4, which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

(p)	review and approve GoGold Resources Inc.’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

Financial Reporting and Risk Management

(q)

review the audit plan of the external auditor for the current year, and review advice from the external auditors relating to management and internal controls and the Company’s responses to the suggestions made therein;

(r)

discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

(s)

satisfy itself that the Company has implemented appropriate systems of internal control over financial reporting, the safeguarding of the Company’s assets and other “risk management” functions affecting the Company’s assets, management and financial and business operations, and that these systems are operating effectively;

Compliance Oversight Responsibilities

(t)	establish procedures for the receipt, retention and treatment of complaints received by GoGold Resources Inc. regarding accounting, internal accounting controls, or auditing matters;

(u)	establish procedures for the confidential, anonymous submission by employees of GoGold Resources Inc. of concerns regarding questionable accounting or auditing matters;

(v)

discuss with management and the external auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

(w)	discuss with the Company’s general counsel or outside counsel, as appropriate, legal matters that may have a material impact on the financial statements, or the Company’s compliance policies; and

(x)	satisfy itself that all regulatory compliance issues have been identified and addressed and identifying those that require further work.

4.2

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles applicable rules and regulations. These are the responsibilities of management and the external auditor.

5.0	GENERAL RESPONSIBILITIES

5.1	The Committee shall:

(a)	make regular reports to the Board;

(b)	have the right, for the purpose of performing their duties:

(i)	to inspect all the books and records of the Company and its subsidiaries;

(ii)	to discuss such accounts and records and any matters relating to the financial position of the Company with the officers and auditor of the Company and its subsidiaries; and

(iii)	to commission reports or supplemental information relating thereto;

(c)

permit the Board to refer to the Committee such matters and questions relating to the financial position of the Company and its affiliates or the reporting related thereto as the Board may from time to time see fit; and

(d)	perform any other activities consistent with this Charter, the Company’s Articles and governing law, as the Committee or the Board deems necessary or appropriate.

6.0	MEETINGS

6.1

The Chairman will appoint a secretary who will keep minutes of all meetings (the “Secretary”). The Secretary does not have to be a member of the Committee or a director and can be changed by simple notice from the Chair.

6.2

No business shall be transacted by the Committee unless a quorum of the Committee is present or the business is transacted by resolution in writing signed by all members of the Committee. A majority of the Committee shall constitute a quorum, provided that if the number of members of the Committee is an even number, one half of the number of members plus one shall constitute a quorum.

6.3	The Committee shall meet often as it deems necessary to carry out its responsibilities but not less frequently than quarterly.

6.4

The time at which, and the place where the meetings of the Committee shall be held, and the procedure in all respects of such meetings shall be determined by the Committee, unless otherwise provided for in the Articles of GoGold Resources Inc. or otherwise determined by resolution of the Board.

6.5	Meetings may be held in person, by teleconferencing or by videoconferencing.

6.6

Any decision made by the Committee shall be determined by a majority vote of the members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

6.7	Minutes of the Committee will be kept by the Secretary. The approved minutes of the Committee shall be circulated to the Board forthwith and shall be duly entered in the books of GoGold Resources Inc.

7.0	ACCESS TO MANAGEMENT AND OUTSIDE ADVISORS

7.1	The Committee shall have full, free and unrestricted access to management and employees and to the relevant books and records of GoGold Resources Inc.

7.2	The Committee may invite such other persons (eg. the CEO, CFO, Controller) to its meetings, as it deems necessary.

7.3	The Committee shall have the authority to:

(a)	retain independent legal, accounting or other relevant advisors as it may deem necessary or appropriate to allow it to discharge its responsibilities;

(b)	set and pay the compensation of any such advisors, at the expense of GoGold Resources Inc.; and

(c)	to communicate directly with the internal and external auditor.

7.4	Any advisors retained shall report directly to the Committee.

8.0	REPORTING REQUIREMENTS

8.1	The Committee shall make regular reports to the Board, through the Chair, following meetings of the Committee.

9.0	ANNUAL REVIEW AND ASSESSMENT

9.1	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9.2	The Committee shall review its own performance annually and report to the Board.

10.0	REMUNERATION

10.1	The members of the Committee, shall be entitled to receive such remuneration for acting as a member of the Committee as the Board may from time to time determine.

GOGOLD RESOURCES INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PROCEDURES FOR SUBMISSIONS OF COMPLAINTS RELATING

TO ACCOUNTING MATTERS OR FRAUD

WHISTLEBLOWER POLICY

1.

The Company shall inform all directors, employees and consultants in writing, e-mail or such other means that is disseminated to all employees at least annually, of the officer (the “Complaints Officer”) designated from time to time by the Audit Committee to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding questionable accounting or auditing matters, and any matters which relate to fraud against shareholders.

2.

The Complaints Officer shall be informed that any complaints or submissions so received must be kept confidential and that the identity of employees making complaints or submissions shall be kept confidential and shall only be communicated to the Audit Committee or the Chairman of the Committee.

3.

The Complaints Officer shall be informed that he or she must report to the Committee as frequently as such Complaints Officer deems appropriate, but in any event no less frequently than on a quarterly basis prior to the quarterly meeting of the Committee called to approve interim and annual financial statements of the Corporation.

4.	Upon receipt of a report from the Complaints Officer, the Committee shall discuss the report and take such steps as the Committee may deem appropriate.

5.	The Complaints Officer shall retain a record of a complaint or submission received for a period of six years following resolution of the complaint or submission.

6.	The Complaints Officer will be:

Chairman

GoGold Resources Inc.

Suite 1301, 2000 Barrington Street

Halifax, Nova Scotia B3J 3K1

Tel: 902 482 1998

Email: terry@gogoldresources.com